Exhibit 19


  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               9

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $4,811,414,707.71              254,927
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $723,000,000.00         2.620%                September 15, 2005
   Class A-2 Notes                                                1,549,000,000.00         3.080%                     July 15, 2007
   Class A-3 Notes                                                1,383,000,000.00         3.480%                 November 15, 2008
   Class A-4 Notes                                                  620,000,000.00         3.720%                  October 15, 2009
   Class B Notes                                                    135,000,000.00         3.880%                  January 15, 2010
   Class C Notes                                                     90,000,000.00         4.080%                     June 15, 2010
   Class D Certificates                                              90,000,000.00         7.000%                     July 15, 2011
                                                                     -------------
      Total                                                      $4,590,000,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $12,811,592.40                    $0.00          $12,811,592.40
  Repurchased Loan Proceeds Related to Interest                           1,514.32                     0.00                1,514.32
                                                                          --------                     ----                --------
      Total                                                         $12,813,106.72                    $0.00          $12,813,106.72
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   2,449,209.86                     0.00            2,449,209.86
                                                                      ------------                     ----            ------------
      Total                                                          $2,449,209.86                    $0.00           $2,449,209.86
  Principal:
  Principal Collections                                             $79,677,101.92                    $0.00          $79,677,101.92
  Prepayments in Full                                                50,005,688.58                     0.00           50,005,688.58
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        225,866.33                     0.00              225,866.33
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $129,908,656.83                    $0.00         $129,908,656.83
  Liquidation Proceeds                                                                                                $2,096,016.42
  Recoveries from Prior Month Charge-Offs                                                                                 29,813.55
                                                                                                                          ---------
      Total Principal Collections                                                                                   $132,034,486.80
  Principal Losses for Collection Period                                                                              $3,905,783.45
  Total Regular Principal Reduction                                                                                 $133,814,440.28
  Total Collections                                                                                                 $147,296,803.38



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $147,296,803.38
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $147,296,803.38






                                                          Page 1



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               9

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,948,369.81        $2,948,369.81                $0.00
   Amount per $1,000 of Original Balance               0.64                 0.64                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                         $0.00               $0.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  2,521,758.47        2,521,758.47                   0.00                 0.00                0.00
   Class A3 Notes                  4,010,700.00        4,010,700.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,922,000.00        1,922,000.00                   0.00                 0.00                0.00
   Class B Notes                     436,500.00          436,500.00                   0.00                 0.00                0.00
   Class C Notes                     306,000.00          306,000.00                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $9,196,958.47       $9,196,958.47                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $525,000.00         $525,000.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $9,721,958.47       $9,721,958.47               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $134,626,475.10 Principal Distribution Amounts
   First Priority Distribution Amount                  $0.00
   Second Priority Distribution Amount                  0.00
   Third Priority Distribution Amount          22,839,475.25
   Regular Principal Distribution Amount       99,985,219.78
                                               -------------
      Principal Distribution Amount          $122,824,695.03

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                        122,824,695.03
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $122,824,695.03

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $122,824,695.03

  Collections Released to Seller                         $11,801,780.07
  Reserve Release                                                 $0.00
  Total Available for Distribution          $147,296,803.38
  Total Distribution (incl. Servicing Fee)  $147,296,803.38

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               9


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                79.29                    1.63                    80.92
  Class A3 Notes                                                 0.00                    2.90                     2.90
  Class A4 Notes                                                 0.00                    3.10                     3.10
  Class B Notes                                                  0.00                    3.23                     3.23
  Class C Notes                                                  0.00                    3.40                     3.40
                                                                 ----                    ----                     ----
      Total Notes                                              $27.29                   $2.04                   $29.34

  Class D Certificates                                          $0.00                   $5.83                    $5.83
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $26.76                   $2.12                   $28.88


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $3,210,503,301.63       0.7134452              $3,087,678,606.60        0.6861508

  Class A1 Notes                                         0.00       0.0000000                           0.00        0.0000000
  Class A2 Notes                               982,503,301.63       0.6342823                 859,678,606.60        0.5549894
  Class A3 Notes                             1,383,000,000.00       1.0000000               1,383,000,000.00        1.0000000
  Class A4 Notes                               620,000,000.00       1.0000000                 620,000,000.00        1.0000000
  Class B Notes                                135,000,000.00       1.0000000                 135,000,000.00        1.0000000
  Class C Notes                                 90,000,000.00       1.0000000                  90,000,000.00        1.0000000
  Class D Certificates                          90,000,000.00       1.0000000                  90,000,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $3,300,503,301.63       0.7190639              $3,177,678,606.60        0.6923047


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.16%                                           5.15%
  Weighted Average Remaining Maturity (WAM)              45.17                                           44.33
  Remaining Number of Receivables                      215,080                                         210,899
  Portfolio Receivable Balance               $3,538,043,772.52                               $3,404,229,332.24



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $9,985,219.78
  Specified Credit Enhancement Amount                                                                        $34,042,293.32
  Yield Supplement Overcollateralization Amount                                                             $216,565,505.86
  Target Level of Overcollateralization                                                                     $226,550,725.64

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               9

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $24,057,073.54
  Specified Reserve Account Balance                                                                           24,057,073.54
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             24,057,073.54
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $24,057,073.54
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $2,096,016.42
  Recoveries from Prior Month Charge-Offs                                                                                $29,813.55
  Total Principal Losses for Collection Period                                                                        $3,905,783.45
  Charge-off Rate for Collection Period (annualized)                                                                          0.60%
  Cumulative Net Losses for all Periods                                                                               $7,752,423.60


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,739                $29,068,194.74
  61-90 Days Delinquent                                                                           190                 $3,298,307.87
  91-120 Days Delinquent                                                                           75                 $1,467,212.35
  Over 120 Days Delinquent                                                                         80                 $1,602,901.66

  Repossesion Inventory                                                                           215                 $4,120,293.30


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.3506%
  Preceding Collection Period                                                                                               0.4839%
  Current Collection Period                                                                                                 0.6153%
  Three Month Average                                                                                                       0.4833%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.1599%
  Current Collection Period                                                                                                 0.1636%
  Three Month Average                                                                                                       0.1472%













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



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               9

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $7,239,677.43                         $0.00
  New Advances                                                                           2,420,871.11                          0.00
  Servicer Advance Recoveries                                                            2,405,437.48                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $7,255,111.06                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $28,338.75                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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